THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

            This Third Amendment to Amended and Restated Credit Agreement (this "Amendment") is dated as of July 31, 1994 and is made among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders (collectively, the "Banks"), Bankers Trust Company, as both agent (the "Agent") and co-manager for the Banks, and Wells Fargo Bank, National Association, as co-manager for the Banks.

                           W I T N E S S E T H:

            WHEREAS, the Borrower, the Banks, the Agent and the co-managers are parties to that certain Amended and Restated Credit Agreement dated as of July 31, 1992 (as amended, modified or supplemented and in effect from time to time, the "Credit Agreement") pursuant to which the Banks have provided to the Borrower certain term and revolving credit facilities; and

            WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement in certain respects set forth herein and the Banks, the Agent and the co-managers are agreeable to the same, subject to the terms and conditions hereof;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

            2. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective on the Third Amendment Effective Date, as follows:

       (a) New Definitions Added to Section 1.1. Section 1.1 of the Credit Agreement is amended by the addition thereto of the following additional definitions in their respective proper alphabetical places:

            "Third Amendment" means that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 31,
       1994, by and among the Borrower, the Required Banks, the Agent and the Co-Managers.

            "Third Amendment Effective Date" means the date upon which each of the conditions precedent set forth in Section 4 of the Third Amendment has been either met to the satisfaction of the Agent and the Required Banks or waived by the Required Banks.


     (b) Amendment of Section 5.1(j). Section 5.1(j) of the Credit Agreement is amended and restated in its entirety as follows:

            (j) Adjusted Consolidated Net Worth. The Borrower's Adjusted Consolidated Net Worth as of the end of each Fiscal Quarter ending on or after the Fiscal Quarter ended in September, 1994 shall not decrease from the amount of the Borrower's Adjusted Consolidated Net Worth as of the end of the Fiscal Quarter ended in September, 1993 (the "Baseline Date") by more than the applicable amount set forth in the table below:

                                          Maximum Permitted
                                        Decrease in Adjusted
                                        Consolidated Net Worth
                                        from Adjusted Consoli-
                                         dated Net Worth on
          Fiscal Quarter Ended            the Baseline Date
          --------------------          ----------------------

          Fiscal Quarter ended               $95,000,000
            in September, 1994

          Fiscal Quarter ended               $125,000,000
            in December, 1994

          Fiscal Quarter ended               $140,000,000
            in March, 1995

          Fiscal Quarter ended               $140,000,000
            in June, 1995

          Fiscal Quarter ended               $140,000,000
            in September, 1995

          Fiscal Quarter ended               $140,000,000
            in December, 1995

          Fiscal Quarter ended               $130,000,000
            in March, 1996

          Fiscal Quarter ended               $115,000,000
            in June, 1996

          Fiscal Quarter ended               $ 95,000,000
            in September, 1996

          Fiscal Quarter ended
            in December, 1996 and
            each Fiscal Quarter
            ended thereafter            Adjusted Consolidated Net
                                        Worth shall not decrease
                                        below the highest
                                        Adjusted Consolidated Net
                                        Worth of the Borrower as
                                        of the last day of any
                                        Fiscal Quarter ending
                                        after the Baseline Date
                                        minus the greater of (1)
                                        $25,000,000 or (2) ten
                                        percent (10%) of the
                                        highest Adjusted
                                        Consolidated Net Worth of
                                        the Borrower as of the
                                        last day of any Fiscal
                                        Quarter ending after the
                                        Baseline Date.

       (c) Amendment of Section 5.1(l). Section 5.1(l) of the Credit Agreement is amended by deleting the table set forth therein and substituting the following table, effective on the Third Amendment Effective Date:

       Fiscal Quarter Ended               Interest Coverage Ratio

       Fiscal Quarter ended in
        September, 1994                        0.99 to 1.00

       Fiscal Quarter ended in
        December, 1994                         1.15 to 1.00

       Fiscal Quarter ended in
        March, 1995                            1.30 to 1.00

       Fiscal Quarter ended in
        June, 1995                             1.50 to 1.00

       Fiscal Quarter ended in
        September, 1995                        1.70 to 1.00

       Fiscal Quarter ended in
        December, 1995                         1.50 to 1.00

       Each Fiscal Quarter ended
        thereafter                             1.80 to 1.00

            3. Amendment Fee. In consideration of the execution of this Amendment by the Agent, the co-managers and the Banks, the Borrower hereby agrees to pay each Bank which executes this Amendment a fee (the "Amendment Fee") in an amount equal to such Bank's Commitment multiplied by six and one quarter (6.25) basis points, payable concurrently with the execution and delivery of this Amendment by the Borrower, the Agent, the co-managers and Banks constituting Required Banks.

            4. Borrower's Representations and Warranties. In order to induce the Agent, the co-managers and the Banks to enter into this Amendment, the Borrower hereby represents and warrants to the Agent, the co-managers and the Banks that:

             (i) the Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment;

            (ii) this Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

            (iii) the Borrower's execution, delivery and performance of this Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

            (iv) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment; and

            (v) No Event of Default or Unmatured Event of Default exists as of the date hereof under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

            5. Conditions to Third Amendment's Effectiveness. The effectiveness of this Amendment is specifically subject to the satisfaction of the following conditions precedent or concurrent:

            (a) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

            (b) Warranties and Representations. The warranties and representations of the Borrower contained in this Amendment and in the Credit Agreement (as amended hereby) shall be true and correct in all material respects as of the effective date hereof, with the same effect as though made on such date, except to the extent that any such warranty or representation relates to an earlier date, in which case such warranty or representation shall be true and correct in all material respects as of such earlier date.

            (c) Deliveries. The Borrower shall deliver to the Banks and/or the Agent, as applicable, the following:

                 (i) an executed copy of this Amendment; and

                 (ii) fully executed originals of the following
            documents, in form and substance reasonably satisfactory to the Agent:

                      (1) resolutions of the Board of Directors of
                 the Borrower approving and authorizing the execution, delivery and performance of this Amendment and the other instruments, documents, certificates and agreements to be executed and delivered by the Borrower in connection herewith, duly certified by the Borrower's corporate secretary;

                      (2) a certificate of the secretary of the
                 Borrower to the effect that neither the Certificate of Incorporation nor the By-Laws of the Borrower has been amended since May 1, 1993;

                      (3) updates of all schedules to the Credit
                 Agreement to the extent necessary to make the representations and warranties to which they relate true and correct as of the Third Amendment
                 Effective Date; and

                      (4) such certificates of officers of the
                 Borrower as to compliance with the requirements of this Section 4 as the Agent may reasonably request.

            6. MISCELLANEOUS. The parties hereto hereby further agree as follows:

            (a) Further Assurances. Each of the parties hereto hereby agrees to take such further actions and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment.

            (b) Costs, Expenses and Taxes. The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent and the Banks.

            (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

            (d) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

            (e)  Integration.  This Amendment and the Credit
  Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

            (f) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO
  CONFLICT OF LAWS PRINCIPLES).

            (g) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent, the co-managers and the Banks and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights, interests or obligations hereunder without the prior written consent of the Required Banks. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent, the co-managers and the Banks and their respective successors and permitted assigns.

            (h) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Basic Agreements other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Basic Agreements remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Banks, the Agent or the co-managers under the Credit Agreement or any other Basic Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Basic Agreement. No delay on the part of any Bank, the Agent or the co-managers in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Basic Agreements or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 9.1 of the Credit Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                         GAYLORD CONTAINER CORPORATION

                         By: /s/ Daniel P. Casey
                            ----------------------------
                         Title: Executive Vice President


                         BANKERS TRUST COMPANY, in its individual
                           capacity, as Agent and as Co-Manager

                         By: /s/ Mary Jo Jolly
                             ---------------------------
                         Title: Assistant Vice President


                         WELLS FARGO BANK, NATIONAL
                           ASSOCIATION, in its individual
                           capacity and as Co-Manager

                         By: /s/ Laila S. Partridge
                             ---------------------------
                         Title: Vice President


                         NATIONSBANK OF NORTH CAROLINA, N.A.

                         By: /s/ Michael O. Lincoln
                             ---------------------------
                         Title: Vice President


                         HARRIS TRUST AND SAVINGS BANK

                         By: /s/ Emilia DiMenco
                             ---------------------------
                         Title: Senior Vice President


                         BANKERS TRUST (DELAWARE)

                         By: /s/ Donna Mitchell
                             ---------------------------
                         Title: Vice President


                         BARCLAYS BANK PLC

                         By: /s/ Les Bek
                             ---------------------------
                         Title: Vice President


                         CAISSE NATIONALE DE CREDIT AGRICOLE

                         By: /s/ Dean Balice
                             ----------------------------
                         Title: Senior Vice President


                         CREDIT LYONNAIS NEW YORK BRANCH

                         By:_____________________________
                         Title:__________________________


                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                         By:_____________________________
                         Title:__________________________


                         LEHMAN COMMERCIAL PAPER, INC.

                         By: /s/ Lisa Raggi
                             ----------------------------
                         Title: Authorized Signatory